                                                                    Exhibit 10.1



                         HOSPITAL MANAGEMENT AGREEMENT
                         -----------------------------



          This Agreement is entered into this 24th day of January, 1997, by and
                                              ----        ---------   -
between ANNISTON HMA, INC., an Alabama corporation ("Manager"), and the TRUST
                                                     -------
CREATED UNDER THE LAST WILL AND TESTAMENT OF SUSIE P. STRINGFELLOW (the "Trust")
                                                                         -----
which owns and operates the hospital located at 301 East 18th Street, Anniston, Alabama, known as Stringfellow Memorial Hospital (the "Hospital").
                                                       --------
          1.   TERM.
               ----
          This Agreement shall commence on the date of execution of this Agreement ("Commencement Date") and shall terminate, unless sooner terminated
            -----------------
pursuant to Section 17, on the thirtieth (30th) anniversary of the date of such execution (the "Term").
                ----
          2. RETENTION OF AUTHORITY BY HOSPITAL; REPRESENTATIONS AND WARRANTIES.
             ------------------------------------------------------------------
          (a) Control Retained by Trust.  Throughout the Term of this Agreement,
              -------------------------
the Trust shall retain such authority and control over the business, policies, operation, and assets of the Hospital that is consistent with the terms of this Agreement. Manager shall perform the services described in this Agreement in accordance with Hospital policies and directives as may be promulgated from time to time by the Trust. By entering into this Agreement, the Trust does not delegate to Manager any of the powers, duties, and responsibilities vested in the Trust by law or by the Hospital's Medical Staff Bylaws.

          (b) Professional Medical Matters.  All matters requiring professional
              ----------------------------
medical judgments shall remain the responsibility of the Hospital's Medical Staff, and Manager shall have no responsibility whatsoever for such judgments.
          (c) Relationship between Manager and the Trust.  The relationship
              ------------------------------------------
between Manager and the Trust created by this Agreement is one of principal and agent. The Trust and Manager are not partners, joint venturers, co-venturers, or independent contractors, and it is agreed that Manager is acting solely as the agent of the Trust in performing services to be provided by Manager hereunder.
          (d) Representations of the Trust.  Except as disclosed in writing to
              ----------------------------
Manager prior to the date hereof, the Trust represents this Agreement has been duly authorized, executed, and delivered by the Trust and represents the legal, valid, and binding agreement of the Trust and is enforceable against the Trust in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.
          (e) Representations of Manager.  Except as disclosed in writing to the
              --------------------------
Trust prior to the date hereof, Manager represents this Agreement has been duly authorized, executed, and delivered by Manager and represents the legal, valid, and binding agreement of Manager and is enforceable against Manager in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

          3.   DUTIES OF MANAGER.
               -----------------

          Manager shall perform the administrative services described herein including responsibility for the day-to-day business affairs of the Hospital. Nothing in this Agreement is intended to alter, weaken, displace, or modify the responsibility of the Trust for the Hospital's direction and control as minimally required by the Joint Commission for the Accreditation of Healthcare Organizations ("JCAHO") or its successors. Manager shall use all reasonable
                -----
efforts to cause the Hospital to provide the optimal achievable quality health care consistent with Hospital policies, the financial resources available to the Hospital, the competitive marketplace in which the Hospital is located, and the requirements of, and restrictions arising from, participation in Medicare and other third party reimbursement programs and other laws.

          In discharging its duties hereunder, Manager shall adopt, implement and follow appropriate policies and procedures of the Hospital. Further, Manager may rely on the recommendations of the Hospital's Medical Staff (and its designated committees and departmental chairman; collectively "Medical Staff")
                                                               -------------
relative to the quality of professional services provided by individuals with clinical privileges, and the professional competency, training, and requisite supervision of medical technicians, and other medical staff. Manager shall have the following duties:
          (a) Personnel.  Manager shall provide the Hospital with the services
              ---------
of all Hospital personnel ("Personnel") including the key personnel specified in
                            ---------
Section 4 ("Key Personnel").  The Personnel shall be employees of Manager.
            -------------
          (b) Budgets.  Prior to the end of each fiscal year of the Hospital
              -------
during the Term of this Agreement, in accordance with
the Hospital's policies and procedures, Manager shall submit to the Trust for its review and approval, the annual operating budget, annual capital expenditures budget (if appropriate), and annual cash flow projections of the Hospital, all designed to meet the goals and objectives of the Hospital and the Trust (such budgets and projections referred to collectively hereinafter as the "Budgets"). In addition, Manager will, subject to the review and approval of
 -------
the Trust, supply any appropriate revisions to the Budgets to reflect material changes during the fiscal year. Subject to the review and approval of appropriate revisions to the Budgets referred to in the preceding sentence, once the Trust reviews and approves the Budgets, Manager shall be entitled to proceed with expenditures contemplated thereby without further review. Provided Manager is current under its obligation to fund any cash short fall as set out in
Section 8 Trust's approval under this Subsection shall be automatically given subject, however, to any fiduciary obligations of the trustees of the Trust.
          (c) Accounting.  Manager shall establish and administer accounting
              ----------
procedures and controls in accordance with generally accepted accounting principles and shall cause to be prepared and delivered to the Trust on a monthly basis cost reports and other materials required in connection with third party reimbursement or payment contracts or programs in which the Hospital participates. The Manager shall have access to such of the Hospital's business records, audited reports, and other information, including records, reports, and information created prior to the date of this Agreement as are necessary, in Manager's reasonable judgment, to enable Manager to prepare such reports. Manager may rely on the accuracy of the information contained in such records, without making any further investigation thereof. Manager shall prepare monthly and annual balance sheets and statements of income and loss. To the extent that either the Trust or the Manager reasonably requires audited annual statements, such statements shall be due no later than 120 days following the close of each fiscal year during the Term of this Agreement.
          (d) Charges and Cash Management.  Manager shall supervise the issuance
              ---------------------------
of bills and the collection of accounts, in accordance with established Hospital charge schedules and collection policies. Manager shall be entitled to obtain on behalf of the Trust the assistance of one or more collection agencies. Manager shall on behalf of the Trust collect, hold and disburse all cash collected in its own accounts. Manager shall exercise reasonable care in managing the accounts and available cash of the Hospital operation by maintaining accounts and/or financial instruments with Manager's established financial institutions in the same manner and with the same care Manager exercises in managing its own accounts and cash.

          (e)  Third Party Reimbursement.
               -------------------------
          The Manager shall provide the Hospital with the following third party, including (but not limited to) Medicare, Medicaid and Champus, reimbursement services:
               (a) Preparation and filing of third party payor cost reports.
               (b) Coordination of the fiscal intermediary audits of such cost reports.
               (c) Assistance with the appeal of audit adjustments by fiscal intermediaries to such cost report (External fees and incidental costs including, but not limited to legal fees and court costs are the responsibility of the Hospital).
               (d) Maintenance and update of the third party accounting system including accounting entries to record third party cost reports.
               (e) Monitoring and implementation of legislative and regulatory changes to third party reimbursement including, but not limited to changes to the Medicare inpatient prospective payment system, the Medicare outpatient payment system and regulatory reporting requirements.
               (f) Budgetary support for third party reimbursement.
               (g) Monitoring third party payor cash flow.

          (f) Payments.  Manager shall exercise reasonable care in applying the
              --------
Hospital's funds to the timely payment of its liabilities and other obligations. Except as may be specifically set out in this Agreement, and more specifically in Section 8, Manager shall not be liable either primarily or as guarantor for debts of the Hospital or Trust arising prior to the commencement date (the "Interim Commencement Date") of the Three-Year Management Agreement between the
--------------------------
parties hereto (the "Three-Year Management Agreement").
                     -------------------------------
          (g) Expenditures.  Manager shall be solely responsible as to the
              ------------
ordering of equipment and supplies used in the diagnosis and treatment of patients. Under purchasing policies established by the Manager and consistent with those Budgets and Management Plans (as such term is defined in Section 3(j)) that have been approved by the Trust (the "Approved Budgets and Plans"), Manager shall have
                            --------------------------
the authority to commit the Hospital's funds for the purchase or lease of supplies, goods, and services reasonably necessary to the operation of the Hospital and on behalf of the Trust to negotiate, enter into, administer, and terminate contracts therefor.
          (h) Purchasing Agreements.  To the extent permitted by law and by the
              ---------------------
Purchasing Agreements as hereinafter defined, and as provided in this Agreement, Manager will offer the Hospital access to volume purchasing agreements in which Manager may from time to time participate or have access to. (These volume purchasing agreements are hereinafter referred to as the "Purchasing
                                                          ----------
Agreements.") It is anticipated that use of the Purchasing Agreements will offer the Hospital overall purchasing savings when compared to alternative purchasing arrangements available.
          (i) Quality Assurance.  Manager shall implement quality assurance
              -----------------
programs designed to meet standards imposed by appropriate certifying agencies and by the Hospital's policies. Manager shall carry out their day-to-day implementation and shall report regularly to the Trust on the results of the programs.
          (j) Management Plan and Report.  Manager shall submit to the Trust for
              --------------------------
its review an annual management plan (the "Management Plan") designed to
                                           ---------------
implement the goals and objectives of the Hospital which will set forth the efforts, methods, and resources to be used by Manager and the timetable to be observed to achieve such goals and objectives. Along with the annual Management Plan, Manager will submit to the Trust written information about the development of the plan. The Trust hereby agrees to use its reasonable efforts, and to cause the Medical Staff to use their reasonable efforts, to take or cooperate with the actions recommended by an approved Management Plan (to the extent such actions are within the control of the Trust, or the Medical Staff and not wholly within the control of Manager).

          Furthermore, Manager shall deliver to the Trust, within 120 days following the close of each fiscal year (or with any audited annual statement referenced in Section 3(c), if sooner) a written annual report on the completion of the goals and objectives set forth in the Management Plan approved by the Trust. Manager shall make available to the Trust the Manager consulting services specified in the Management Plan for each year. Such services will be those which from time to time Manager makes available to its other hospitals and which are appropriate for and needed by the Hospital. The persons performing said consulting services shall possess qualifications and skills determined appropriate or necessary by Manager in its sole discretion. It is agreed and understood, however, that Manager may, when it deems appropriate, carry out the implementation of the consultants' recommendations by working with existing staff of the Hospital.

          Manager's services do not include goods and services provided by third parties such as legal services, audit services, architectural services, feasibility studies, certificate of need applications related to major capital projects, and similar items. Such items will be charged to the Hospital on a monthly basis at the same or comparable rate Manager allocates those expenses to its own acute care hospitals.
          (k) Special Reports.  Manager may, from time to time, engage
              ---------------
consultants to perform projects and studies who would not be employees of Manager or its Affiliates. All of the reasonable expenses and fees of such consultants shall be paid directly as a Hospital expense to the consultant so engaged.

          (l) Manager's Power to Contract, Purchase Capital Equipment and Make
              ----------------------------------------------------------------
Capital Improvements.  Manager shall  have the authority to:
--------------------
               (i) negotiate, enter into and terminate contracts with physicians on behalf of the Trust.
               (ii negotiate, enter into or terminate contracts with outside consultants on behalf of the Trust.

          (ii purchase capital assets as part of the Approved Budgets and Plans, and where the cost of such assets are funded by a loan from Manager and added to the principal amount due under the line of credit portion of the Loan and Security Agreement between the parties hereto of even date herewith (the

"Loan Agreement").
---------------

          (iv enter into any leases of capital assets which, if purchased, would be described in (iii) above (where all payments under such leases are funded by a loan from Manager and added to the principal amount due under the line of credit portion of the Loan Agreement) without the prior approval of the Trust as part of the Approved Budgets and Plans.

          (v) make capital improvements to the Hospital as part of the Approved Budgets and Plans and where the cost of such capital improvements are funded by a loan from Manager and added to the principal amount due under the line of credit portion of the Loan Agreement.

          (vi) enter into any leases not relating to capital assets without the prior approval of the Trust as part of the Approved Budgets and Plans.
          (m) Hospital Information.  During the Term of this Agreement the Trust
              --------------------
shall give Manager full access to the Hospital, its facilities, and its records. Manager shall maintain the confidentiality of patient records, Hospital charges, wages, marketing strategies, and other confidential information regarding the Hospital, except to the extent that disclosure is required by law.

          4.   PERSONNEL.
               ---------
          (a) Obligation to Provide.  Manager shall provide the Hospital with
              ---------------------
the services of all hospital personnel including, but not limited to, a hospital administrator, associate administrator, director of nursing and a controller

("Key Personnel").  The administrator shall serve as the chief executive officer
---------------
of the Hospital, reporting to Manager's Vice President of Operations assigned to the Hospital, the director of nursing shall serve as the director of all nursing personnel and nursing services and the controller shall serve as the chief accounting and financial officer of the Hospital. Manager shall determine the number and qualifications of personnel required for the efficient operation of the Hospital and in establishing and revising wage scales, employee benefit packages, in-service training programs, staffing schedules, and job descriptions, all in order to accomplish the goals and objectives of the Hospital and in accordance with Manager's policies and procedures. All Personnel shall be employees of Manager throughout the Term of this Agreement. Manager shall determine the amount and nature of and shall pay compensation (as hereinafter described) to the Personnel for all services rendered by them in connection with this Agreement.
          (b) Covenant Not to Hire.  The Trust will not employ or offer to
              --------------------
employ any Key Personnel until two years following the termination of this Agreement unless Manager gives its written consent thereto.

          (c) Reimbursement of Compensation.  In addition to Manager's fee
              -----------------------------
hereunder, the Manager shall be reimbursed, within 30 days of Manager's payment thereof, an amount equal to the Personnel's compensation, subject to the limitations set forth herein. The amount of compensation and fringe benefits reimbursable hereunder shall be subject to the Approved Budgets and Plans. The amount of reimbursable fringe benefits hereunder shall be Manager's costs for all fringe benefits which are or may become standard for personnel of Manager (such as health insurance, disability insurance, life insurance, retirement plans, without regard to forfeitures which reduce contributions made in respect of employees who are not Personnel, seminar and related travel expenses, professional dues, and, with respect to the administrator and assistant administrator, incentive compensation and automobile and automobile expenses). Furthermore, the Hospital shall reimburse Manager for employment, payroll, or other taxes imposed because of employment of the Personnel, all as approved in the Approved Budgets and Plans, and such taxes shall be deemed to be an operating expense of the Hospital. It is specifically understood and agreed that reimbursable compensation for Personnel shall be considered a payroll obligation of the Hospital for purposes of setting priorities for payments of Hospital obligations as described in Section 7 hereof.
          (d) Payment of Relocation Expenses.  Provided such expenses have been
              ------------------------------
pre-approved by the Trust (whether as part of the Approved Budgets and Plans or as specifically approved by the Trust), within 30 days of invoice, the Manager shall be reimbursed for all expenses associated with relocating Personnel to the Hospital area. Relocation expenses shall consist of those set forth in Manager's written policy from time to time and may include, but not be limited to, the cost of house hunting trips, transporting household belongings, transportation, and temporary lodging for the Personnel and their families, and reimbursement related to the sale of a residence and the replacement thereof normally afforded Manager administrative personnel.
          (e) Interim Living Expenses. Should it be necessary to assign any
              -----------------------
interim Personnel to the Hospital on a temporary basis, the Manager shall be reimbursed the interim Personnel's compensation in the same manner as provided under Subsection (c) above, "Reimbursement of Compensation," within 30 days of invoice for all interim living expenses, including lodging, food, transportation, and other out-of-pocket expenses of such interim Personnel.

          (f)  Employees of the Hospital.  (i)  The Manager shall continue to
               -------------------------
employ each person who is an employee of the Hospital on the Commencement Date (the "Affected Employees"); however, nothing in this Agreement shall be deemed
      ------------------
to require the Manager to cause to be continued any Affected Employee's employment for a definite period, except pursuant to the provisions of any contracts relating to employment. For a period of at least one (1) year after the Closing, the Manager shall provide each Affected Employee with compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits listed in Schedule 4(f) hereto. The Manager shall
                                    -------- -----
give each Affected Employee full credit for all service with the Hospital and its affiliates for purposes of eligibility to participate in, vesting and payment of benefits under, and eligibility for early retirement or any subsidized benefit provided under (but not for purposes of determining the amount of any benefit under), any employee benefit plan (including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained by the Manager. The Manager shall allow rollovers and direct transfers of all accounts of the Affected Employees in any employee benefit plan maintained by the Trust to a comparable benefit plan maintained by the Manager, but only to the extent such rollover or transfer is allowed by law. The Manager agrees to give credit (or cause its insurance carriers to give credit) to each Affected Employee, on a dollar-for-dollar basis, toward the deductible and co-payment requirements of Manager's group health plans for any such amounts paid by any Affected Employee (or eligible dependent) for the plan year during which the Commencement Date occurs under Trust's applicable group health plan; provided, however, that such Affected Employee shall provide the Manager reasonable evidence of the amounts credited toward such Affected Employee's deductible and co-payment requirements. Notwithstanding anything in this subsection 4(f)(i) to the contrary, the Manager shall give each Affected Employee full credit for all service with the Hospital and its affiliates for all purposes (including, without limitation, the amount of benefits payable) under the vacation pay plan or policy and any severance policy maintained after the Commencement Date by the Manager.
          (ii) Notwithstanding anything in subsection 4(f)(i) to the contrary, in the event that any Affected Employee is discharged without cause by the Manager within 12 months after the Commencement Date, the Manager shall either
(i) pay the discharged Affected Employee an amount equal to two weeks' pay or
(ii) provide the Affected Employee with notice two weeks prior to such discharge. The Manager shall retain and be responsible for all severance payments, relating to any Affected Employee, that may be found to be payable as a result of any termination of employment of any such Affected Employee deemed to occur as a result of the transactions contemplated by this Agreement.

          (iii) The Manager shall not take any actions that could result in the imposition on the Trust of any liability under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101 et seq.
                                                -- ---

          (g)  Severance.  In the event of the termination by the Manager of
               ---------
either Michael Cassidy or Linda Burdette, the Manager shall recognize and pay severance compensation and benefits consistent with the letter from Juliette Doster to Michael Cassidy dated August 15, 1989 (with respect to Michael Cassidy) and the Severance Agreement dated March 3, 1994 between the Trust and Linda Burdette (with respect to Linda Burdette), copies of which have been provided to the Manager.

          (h)  Expenses Nonrecourse.  All costs, expenses and liabilities
               --------------------
described in this Section 4 (other than any liability described in Section 4(b)) shall be deemed to be operating expenses of the Hospital and payable out of funds arising from the operation of the Hospital or funded by the Manager as described in Section 8, and the Trust shall not be liable for any other funds.

          5.   LOANS TO TRUST.
               --------------

          For and in consideration of the Execution of this Agreement and for the effective and quality operation of the Hospital during the term of this Agreement Manager shall lend the Trust $15,000,000, more or less, more specifically set out in a Loan Agreement to be entered into simultaneously with this Agreement (the "Loan Agreement"). The terms and security of said loan
                     --------------
shall be in accordance with the Loan Agreement.

          In addition thereto should Manager desire, in its discretion, to make capital improvements or add additional capital equipment to the Hospital then the capital cost of such improvements shall be loaned to the Trust pursuant to the Loan Agreement and shall become added to the line of credit amount due under the Loan Agreement.

          6.   "STIPEND" TO TRUST
               ------------------

          Prior to the payment of all operating expenses of the Hospital, including all monies required to be reimbursed to manager under this Agreement, all payments due Manager under the Loan Agreement and the payment of all expenses set forth in Section 7 of this Agreement, the Trust shall be entitled to retain $300,000 per year from Hospital operations for its sole and exclusive use (the "Stipend"). The Stipend shall be retained by the Trust from the first
          -------
revenues of the Hospital each calendar year, and to the extend that revenues are insufficient to pay other expenses and obligations of the Hospital, any shortfalls shall be funded by the Manager pursuant to the terms of Section 8 hereof.

          7.   DISTRIBUTION OF CASH AND MANAGERS FEE
               -------------------------------------
          Manager shall, on behalf of the Trust, apply (no less than monthly, but subject to Section 8) all cash collections to the following expenses in strict order of priority:
          (a) Payment of employee compensation and benefits paid to employees provided by Manager to operate and staff the Hospital pursuant to Section 4.
          (b) Payment of all other Hospital operating expenses including those provided by Manager pursuant to Section 3(j) but not included in the Manager's Fee but not including capital lease payments relating to capital leases entered into since the Interim Commencement Date.
          (c) Payment of amounts then due (or in arrears) Manager under the term loan portion of the Loan Agreement.
          (d)  [Intentionally Left Blank]
          (e) Payment of amounts then due (or in arrears) Manager under the line of credit portion of the Loan Agreement and any capital lease payments relating to capital leases entered into since the Interim Commencement Date.
          (f) Manager's Fee shall constitute the surplus cash after payment of all other Hospital expenses or obligations and payment of all items described in (a) through (e) above (the "Manager's Fee"). All compensation
                                              -------------
     to Manager for the provision of computer equipment and services to the Hospital shall be included in the Manager's Fee and subordinated in accordance with Section 8.

          8. SUBORDINATION OF FEES AND PAYMENTS, MANAGER TO FUND CASH
             --------------------------------------------------------
     SHORTFALLS.

          Manager and Trust both acknowledge the priority of payments and obligations set out in Section 7. The rights to receive such payments are cumulative; however, each party subordinates its rights to receive payments under Section 7 until each class of expenses above it shall have been fully funded.

          As part of its financial obligations under this Agreement Manager shall also fully fund (i) the Stipend due the Trust should during each calendar year there be a shortage of cash from the Hospital operations and (ii) the obligations and expenses set out in Section 7(a) and (b) should there be any shortage of cash therefore and, such fundings shall not increase the amounts due Manager under the Loan Agreement. To the extent Manager funds any shortage of cash, such amount shall be repaid to Manager prior to any distributions described in Sections 7(c)-(f).

          Neither Trust nor Manager waives its right to collect its payments due but subordinated hereunder. The Hospital records shall reflect an accrual of the amount owed thereunder which shall be paid in full prior to the next obligation or payment being made.

          9.   DUTY TO COOPERATE.
               -----------------

          The parties acknowledge that the parties' mutual cooperation is critical to the ability of Manager to perform its duties hereunder successfully and efficiently. Accordingly, each party agrees to cooperate with the other fully in formulating and implementing goals and objectives which are in the Hospital's best interest.

          10.  OWNERSHIP OF INFORMATION; CONFIDENTIALITY.
               -----------------------------------------
          (a) Manager Systems - Ownership.  Manager retains all ownership and
              ---------------------------
other rights in all systems, manuals, computer software, materials, and other information, in whatever form, provided by or developed by Manager in the performance of its obligations hereunder (hereinafter collectively referred to as "Systems"); and nothing contained in this Agreement shall be construed as a
    -------
license or transfer of such Systems or any portion thereof, either during the Term of this Agreement or thereafter. Upon the termination or expiration of this Agreement, Manager shall have the right to retain all such Systems, and the Trust shall upon request deliver to Manager all such Systems in its possession;

provided, however, that the Trust shall be allowed a reasonable time to deliver such Systems to prevent a disruption in the operation of the Hospital. Notwithstanding the foregoing, any Systems specifically tailored or designed for the Hospital and any records or information stored in the system to the extent related to the Hospital may be retained by the Trust upon the termination or expiration of this Agreement.
          (b) Manager Systems-Confidentiality.  The Trust acknowledges that
              -------------------------------
Manager has invested a significant amount of its resources in developing and maintaining the Systems and that the value to Manager of these Systems may be diminished or destroyed if the Trust discloses information concerning the Systems or any portion thereof to a third party. Accordingly, the Trust shall maintain the confidentiality of the Systems. The Trust shall not duplicate or permit the duplication of any portion of the Systems and shall not permit access to the systems by the Trust's personnel or any third party other than on a strict "need-to-know" basis and in the ordinary course of business. The Trust shall take at least those steps that it would take to protect its own confidential information. The Trust shall not loan, lease, or otherwise permit the use of any of the Systems by any other person or entity, regardless of its relationship to the Hospital. The Trust shall notify Manager of any suspected or actual breach of these confidentiality requirements. The provisions of this section shall survive any termination or expiration of this Agreement.

          11.  MANAGERS RIGHT TO ATTEND TRUST MEETINGS.
               ---------------------------------------

          The Hospital Administrator and the Manager's Vice President of Operations shall be given adequate notice of and allowed to make reasonable presentations at all Trustee Board meetings where Hospital business is discussed or where any contractual relationship between the Trust and Manager is discussed.

          12.  LICENSING; ACCREDITATION.
               ------------------------

          The Manager shall take all steps reasonably necessary to keep the Hospital fully licensed and, if eligible, duly accredited by the JCAHO, and Trust shall cooperate in said endeavors. The Trust shall do nothing willful to jeopardize Medicare, Medicaid, or other third-party reimbursement arrangements. Both the Trust and Manager shall abide by all relevant laws, ordinances, rules, and regulations of state, local or federal governments. This Section does not constitute Manager's guarantee that the Hospital shall be continually accredited by JCAHO or its successor organization.

          13.  INSURANCE.
               ---------

          The Trust and Manager shall use their reasonable efforts to cause the Hospital to obtain and maintain at the Hospital's sole cost and expense and shall maintain throughout the Term of this Agreement the insurance coverage attached hereto as Schedule 13 which coverage shall be deemed an expense of the
                   -------- --
Hospital. In the event that a change in coverage or policies results in a period of time in which the Hospital would not be covered by insurance substantially similar to that on Schedule 13, the Manager shall obtain on behalf
                                 -------- --
of (and at the expense of, in priority of payment in accordance with Section 7(b)) the Hospital "tail coverage" or "retro coverage" adequate to insure such uncovered period.

          Property damage insurance shall insure against loss or direct physical damage to Hospital buildings, furnishings, equipment, machinery, and boiler under standard all-risk coverage

(including but not limited to fire, smoke, lightning, windstorm, explosion, aircraft or vehicle damage, riot, civil commotion, vandalism, and malicious mischief) and shall also include damage due to flood and earthquake unless waived by Manager. Manager, its parent company, and their agents, servants, employees, officers, and directors shall be named as additional insureds, with respect to this Agreement, under the comprehensive general and hospital professional liability policies, their rights to invoke the protection of such policies shall be severable from and independent of the Trust's rights, and these policies shall not be terminable or non-renewable except upon thirty (30) days prior written notice to Manager. No later than thirty (30) days following the execution of this Agreement and thirty (30) days following the end of each policy year, the Hospital shall give to Manager a copy of the endorsements naming Manager and its parent company as additional insureds.

          14.  ACCESS TO BOOKS AND RECORDS.
               ---------------------------

          Upon the written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, Manager and any of its Affiliates providing services with a value or cost of $10,000 or more over a twelve-month period shall make available to the Secretary the contract, books, documents, and records that are necessary to verify the nature and extent of the cost of providing such services. Such inspection shall be available up to four years after the rendering of such services. The parties agree that any applicable attorney-client, accountant-client, or other legal privilege shall not be deemed waived by virtue of this Agreement.

          15.  BREACH.
               ------

          In the event of a breach of any obligation or covenant under this Agreement by either party, the non-breaching party may give the breaching party written notice of the specifics of the breach, and the breaching party shall have 90 days in which to cure the breach (the "Cure Period"); provided, however,
                                               -----------
that in the event such breach impairs the ability of the Hospital to maintain any license, permit, certificate or accreditation necessary to operate the Hospital as it is then being operated, the Cure Period shall be shortened so that the Hospital's maintenance of such license, permit, certificate or accreditation shall not be impaired. The non-breaching party shall only be entitled to pursue any remedies it may have by reason of the breach if the breach is not cured within said Cure Period; provided, however, that the non-breaching party shall be entitled to recover for any damages actually sustained. Termination as a remedy for Breach by Manager shall only be available pursuant to Section 18. A waiver of any breach of this Agreement shall not constitute a waiver of any future breaches of this Agreement, whether of a similar or dissimilar nature.

          16.  CASUALTY LOSS.
               -------------

          In the event that the physical plant of the Hospital is destroyed or is so damaged that it is reasonably anticipated that the Hospital will not within 90 days be able to resume full operation, then Manager shall on behalf of the Trust, apply all insurance proceeds, if any, received for such damage or destruction plus may apply any additional capital from its own funds to repair or reconstruct the Hospital on either the same or a replacement site. Manager may apply the proceeds of any business interruption insurance to all Hospital expenses and fees set out in Section 7 of this Agreement.

          17.  TERMINATION OF AGREEMENT.
               ------------------------

          This Agreement may be terminated prior to the expiration of the Term only pursuant to this Section 18 and only as follows, and any such termination shall not affect any rights or obligations arising prior to the effective date of termination:
          (a) Breach.  In the event of a material breach of this Agreement by
              ------
the Trust which is not cured within the Cure Period set forth in Section 16, "Breach," or in the event of a breach by the Trust as to which no Cure Period is provided by this Agreement, Manager may terminate this Agreement upon no less than 90 days' notice. This remedy shall be in addition to any other remedy available at law or in equity. Failure to terminate this Agreement shall not waive any breach of this Agreement.
          (b) Insolvency.  Either party may terminate this Agreement upon 90
              ----------
days' notice in the event (i) the other party becomes insolvent or fails to pay, or admits in writing its inability to pay, its debts as they mature; (ii) a trustee, receiver or other custodian is appointed for such other party for all or a substantial part of such other party's property and is not discharged within 30 days; (iii) any bankruptcy reorganization, debt, arrangement, or other proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted by or against such other party and if instituted by or against such other party is consented to or acquiesced in by such other party or remains for 60 days undismissed; or (iv) any warrant or attachment is issued against any substantial portion of the property of such other party which is not released within 30 days of service.
          (c) Licenses.  The Trust may terminate this Agreement upon 90 days
              --------
written notice in the event any material license or certification required by the Hospital to operate is suspended, terminated, or revoked through the malfeasance or nonfeasance of Manager; provided, however, that should Manager formally dispute the said suspension, termination or revocation in the event such license or certification is reinstated within the statutory, legislative or regulatory periods of appeal (both administrative and judicial) the Cure Period shall be extended and this Agreement shall not terminate.
          (d) For Cause.  The Trust may terminate this Agreement on 30 days'
              ---------
written notice provided that Manager does not cure within the notice period for the following purposes:
               (1) Manager has abandoned its duties under this Agreement.
               (2) Manager has engaged in willful malfeasance that has caused a substantial impact on the asset value of the Hospital.
               (3) Manager has failed to fund a short fall in cash for the operation of the Hospital as required in Section 8 of this Agreement for a period of 2 consecutive fiscal quarters; provided, however, that the Trust may terminate this Agreement pursuant to this Section 17(d) in the event that (i) Manager has failed to fund a short fall in cash, (ii) a third party has sought to collect from the Trust any obligation of the Hospital, and (iii) Manager has failed to provide evidence reasonably satisfactory to the Trust that Manager will indemnify the Trust for any liabilities, costs or damages (including all expenses) incurred by the Trust relating to such third party claim.
               (4) Manager is convicted of a felony arising out of its operations of the Hospital.

          18.  EFFECTS OF TERMINATION.
               ----------------------

          In the event of the termination of this Agreement Manager shall be entitled, subject to the priorities described in Section 7, to all management fees theretofore earned and reimbursed for all expenses incurred that are reimbursable pursuant to the terms hereof. Termination shall have no effect on the parties' obligations to the other under the Loan Agreement and the security thereon. The termination of this Agreement for any reason shall be without prejudice to any payments or obligations which may have accrued or become due hereunder prior to the date of termination or which may become due after such termination. If either party commences legal action alleging any violation of this Agreement, the non-prevailing party shall pay all costs and reasonable attorneys' fees incurred by the prevailing party in connection with such action.

          19.  INDEMNIFICATION AND HOLD HARMLESS.
               ---------------------------------
          (a) Indemnification By The Trust.  The Trust agrees to indemnify and
              ----------------------------
hold harmless Manager, its Affiliates, and each of their shareholders, directors, officers, employees, and agents ("Manager Indemnified Party") from
                                             -------------------------
and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses related to the defense of any claims) (collectively, "Losses"), joint or several, which may be asserted against any
                ------
of the Manager Indemnified Parties or for which they may now or hereafter become subject arising in connection with the activity of the Trust prior to the Interim Commencement Date including but not limited to: (i) any pending or threatened, at the Interim Commencement Date, medical malpractice or other tort claims asserted against Manager but only to the extent of professional liability insurance; (ii) any action against Manager brought by any of the Personnel for actions arising prior to the Interim Commencement Date; (iii) any violation prior to the Interim Commencement Date of any requirement applicable to the Trust under any federal, state, or local environmental, hazardous waste or similar law or regulation; and (vi) any breach prior to the Interim Commencement Date by the Trust of a contract between the Trust and a third party provided that such claims have not been caused by the negligence or willful or wanton misconduct of the Manager Indemnified Party seeking indemnification pursuant to this Agreement.
          (b) Indemnification By Manager.  Manager agrees to indemnify and hold
              --------------------------
harmless the Trust, its Affiliates, and each of their trustees, members, officers, employees and agents ("Trust Indemnified Party") from and against all
                                 -----------------------
Losses, joint or several, which may be asserted against a Trust Indemnified Party, as a result of any personnel or other action brought against a Trust Indemnified Party or any Key Personnel relating to any acts performed by Manager or such Key Personnel, or the negligence of Manager, in fulfilling its obligations and exercising its rights hereunder.

          20.  LIMITATIONS ON THE TRUST'S INDEMNIFICATION.
               ------------------------------------------

          Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Trust to provide indemnification and hold harmless shall be subject to the limitations set forth below.
          (a) No claim for indemnification or hold harmless from the Trust may be asserted by a Manager Indemnified Party, and the Trust shall have no obligation with respect to any claim for indemnification or hold harmless asserted, after twelve (12) months from the Commencement Date. Anything in this Agreement to the contrary notwithstanding, no claim for indemnification or hold harmless may be brought against the Trust, and no litigation with respect thereto commenced, unless written notice specifying in detail the nature of the claim and the basis for indemnification shall have been given to the Trust within a reasonable time after knowledge by a Manager Indemnified Party of the matter giving rise to the claim, but in no event later than the expiration of twelve (12) months following Commencement Date.
          (b) The Trust shall have no liability for indemnification or hold harmless to a Manager Indemnified Party with respect to any Losses unless and until the aggregate amount of all Losses subject to indemnification hereunder and those Losses (as such term is defined therein) under the Three-Year Management Agreement exceeds $250,000 and then only to the extent such Losses exceed $250,000. The maximum obligation of the Trust hereunder shall be $500,000 and any Losses subject to indemnification by the Trust under the Three-Year Management Agreement shall be applied against the maximum obligation of the Trust hereunder.
          (c) The Trust agrees to assign to the Manager the Trust's right, if any, to receive insurance proceeds with respect to any indemnifiable claim.
          (d) Losses shall include only Losses actually paid or incurred by reason of any breach or nonperformance and shall not include (i) any amounts recovered from any surety, insurance carrier or third party obligor, nor the cost of maintaining any surety or insurance policies, and no right of subrogation against the Trust shall accrue hereunder to or for the benefit of any surety, insurance company or any third party; (ii) any incidental or consequential damages which the Manager may suffer; or (iii) any cost or expense previously counted in determining Losses. The Manager agrees to submit in a timely manner to any applicable surety, insurance carrier or third party obligor all claims for indemnifiable Losses for which such entity may have liability.

          21.  NOTICE AND DEFENSE OF CLAIMS.
               ----------------------------

          The Trust and Manager agree to notify each other promptly of commencement of or indication that any claim may be asserted against any indemnified party or of any litigation or proceedings against it or any of its officers, directors, or trustees, as appropriate, of which it may be advised which could give rise to a claim by any indemnified party. The indemnitor shall be entitled to participate in the defense of any such action at indemnitor's own expense, but such defense shall be conducted by counsel of recognized standing and satisfactory to the indemnified party. Unless the indemnitor timely assumes the defense thereof, the indemnified party may through its own or independent counsel defend such claim(s). Each indemnitor agrees that no settlement of any claim involving the indemnified party will be made without the consent of such indemnified party. The indemnitor will furnish to the indemnified party copies of all pleadings in any action hereunder, permit the indemnified party to be an observer therein, and apprise the indemnified party of all developments therein, all at the indemnitor's expense.
          (a) Payment of Claims.  Each indemnitor covenants that, immediately
              -----------------
upon demand, it will pay its indemnified parties any and all sums of money which any or all of such indemnified parties shall pay or become liable to pay by reason of the claim(s), including any and all costs incurred in connection with the investigation or defense of any claim (whether successful or unsuccessful) including attorneys fees and costs incurred by reason of any litigation (including any appeals or the cost of other action taken in connection with judgments or orders rendered in any such litigation). In the event judgment is rendered against any indemnified party in any such litigation or in the event a settlement is made on the advice of such counsel, its indemnitor shall pay the full amount of such judgment or settlement sum together with any interest, attorneys fees and other costs due or payable by the indemnified party in connection therewith to the party in whose favor the judgment is rendered within thirty (30) days of the date of the final adjudication ("Final Adjudication")
                                                         ------------------
or, as to an indemnified party with whom an "approved settlement" is made, on or before the date for payment under the approved settlement. "Final Adjudication" as used herein shall mean the decision of the trial court, but in the event of appeal then it shall mean the decision of the Appellate Court after petition for re-hearing has been denied or the time for filing such petition (or for the filing of further appeal) has expired (provided that as to an appeal the indemnitor hereby agrees at its sole cost and expense to post the requisite bond to stay enforcement of the judgment).
          (b) Non-Payment of Claims.  In the event an indemnitor
              ---------------------
fails to pay, timely and fully, any amounts due relative to any claims, its indemnified party may pay such claim to a third party. In such event, such indemnified party may recover from its indemnitor in addition to the amount so paid, interest on the amount claimed at 18% per annum or such maximum amount of interest as is permitted by law and also recover the costs of such indemnified party's reasonable attorneys fees in connection with the enforcement of this Agreement.

          22.  NOTICES.
               -------

          All notices permitted or required by this Agreement shall be deemed given when in writing and delivered personally or deposited in the United States mail, postage prepaid, return receipt requested, addressed to the other party at the address set forth below or such other address as the party may designate in writing.

     To Manager:         Anniston HMA, Inc.
                         c/o Health Management Associates, Inc.
                         Suite 500, 5811 Pelican Bay Blvd.
                         Naples, FL  33963
                         Attn.: President
                         FAX:  813-597-5794

     To the Trust:       Stringfellow Memorial Hospital
                         301 East 18th Street
                         Anniston, AL  36201
                         Attn.:  Chairman of the Board
                                 of Trustees

                         with a required copy to:

                         Jones, Day, Reavis & Pogue
                         3500 One Peachtree Center
                         303 Peachtree Street, N.E.
                         Atlanta, GA 30308
                         Attn.: Barry J. Stein, Esq.

          23.  AFFILIATES.
               ----------

          As used in this Agreement the term "Affiliate" means (a) in the case of Manager any corporation owning 50% or more of the voting stock of Manager, any subsidiary corporation of which Manager owns 50% or more of the voting stock, and any subsidiary of a parent corporation (owning 50% or more of the voting stock of Manager) of which the parent corporation owns 50% or more of the voting stock and (b) in the case of the Trust any entity controlling or controlled by the Trust.

          24.  ASSIGNMENT.
               ----------

          Either party may assign this Agreement to an Affiliate provided however that the assigning party shall remain fully liable to the other for the faithful performance of its obligations hereunder. Manager may assign this Agreement to any entity that has assumed control of Manager or any parent of Manager, provided that entity agrees in writing to assume all the duties and obligations of Manager under this Agreement and that the Manager shall remain fully liable to the Trust for the faithful performance of its obligations hereunder. Further, in the event that any future merger or acquisition shall cause Manager to be in violation or potential violation of either federal or state antitrust laws, statutes or regulations, Manager may assign this Agreement to any entity other than an Affiliate; provided, however, that such disposition must be pursuant to an order, decree or similar requirement of an applicable federal or state court, agency or other governmental entity. Otherwise neither party may assign this Agreement without the prior written consent of the other.

          25.  MISCELLANEOUS.
               -------------
          (a) Headings.  Section headings are for convenience of reference only
              --------
and shall not be used to construe the meaning of any provision of this
Agreement.
          (b) Counterparts.  This agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, and all of which shall together constitute one agreement.
          (c) Severance.  Should any part of this agreement be invalid or
              ---------
unenforceable such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions.
          (d) Law.  This Agreement shall be construed in accordance with the
              ---
laws of the State of Florida.
          (e) Amendment.  This Agreement may not be modified except in writing
              ---------
executed by the party to be charged.
          (f) Entire Agreement.  This Agreement, the Loan Agreement and the Real
              ----------------
Estate Purchase Agreement between the parties hereto of even date herewith constitute the entire agreement of the parties hereto and supersede all prior agreements and representations with respect to the subject matter hereof.

          IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.
                                    Trust Created Under the Last
                                    Will and Testament of
                                    Susie P. Stringfellow

                                    By: /s/ Juliette P. Doster
                                       --------------------------

                                       Title: Chairman
                                             --------------------



                                    ANNISTON HMA, INC.


                                    By: /s/ Robb L. Smith
                                       --------------------------
                                     Title: Senior Vice President
                                           ----------------------



The undersigned, as the ultimate parent of Anniston HMA, Inc. ("Anniston"), does hereby, as a primary obligor, absolutely, unconditionally and irrevocably guarantee the prompt payment and performance of all of the obligations of Anniston under and pursuant to the foregoing Agreement without any requirement of notice or demand, or failure to perform by, Anniston; and this guaranty by the undersigned shall be an obligation for full and prompt payment and performance rather than a secondary guaranty of collectabiilty. No change, amendment or modification of the foregoing Agreement or waiver of any of its terms shall diminish, release or discharge the liability of the undersigned under the foregoing Agreement. The liability of the undersigned under this guaranty is continuing and shall only be discharged by the full performance of Anniston of all of its obligations under the foregoing Agreement.


                                    HEALTH MANAGEMENT ASSOCIATES, INC.


                                    By: /s/ Joseph V. Vumbacco
                                       --------------------------
                                    Executive Vice President